As filed with the Securities and Exchange Commission on July 2, 1999
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT 0F 1933

                              INNODATA CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                          13-3475943
(State or other jurisdiction                             (IRS Employer
of incorporation or organization)                     Identification Number)



              THREE UNIVERSITY PLAZA, HACKENSACK, NEW JERSEY 07601
                    (Address of principal executive offices)

                             1998 STOCK OPTION PLAN
                               (Full Title of Plan)

                      MARTIN KAYE, EXECUTIVE VICE PRESIDENT
                   95 ROCKWELL PLACE, BROOKLYN, NEW YORK 11217
                     (Name and address of agent for service)

                                  (718) 522-0222
          (Telephone number, including area code, of agent for service)

 Copies  of  all Communications to:          Oscar D. Folger, Esq.
                                             521  Fifth  Avenue
                                             New  York,  New  York  10175
                                            (212) 697-6464

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

TITLE OF                       PROPOSED         PROPOSED
SECURITIES                     AMOUNT           MAXIMUM          MAXIMUM             AMOUNT OF
TO BE                          TO BE            OFFERING PRICE   AGGREGATE           REGISTRATION
REGISTERED                     REGISTERED (1)   PER SHARE (2)    OFFERING PRICE (2)  FEE
-----------------------------  --------------   --------------   ------------------  ------------
Common Stock, $.01 par value  300,000 shares        $11.66          $3,498,000          $972.45



(1) The Registration Statement also includes an undeterminable number of additional shares that may become issuable pursuant to anti-dilution provisions of the Plan.
(2) Estimated for purposes of computing the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock as reported by Nasdaq on June 28, 1999.

----------

PROSPECTUS
----------

                              INNODATA CORPORATION
                              ____________________

                         300,000 Shares of Common Stock
                              ____________________

     This Prospectus relates to 300,000 shares of Common Stock, $.01 par value, (the "Shares") are issuable pursuant to the 1998 Stock Option Plan (the "Plan") of Innodata Corporation (the "Company"). Any shares which are offered will be offered for the respective accounts of the Selling Shareholders. This Prospectus does not relate to the sale or issuance by the Company of any securities. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders. The Company will receive proceeds at the respective exercise prices upon exercise of the options.

     The Company has been advised by the Selling Shareholders that there are no underwriting arrangements with respect to the sale of the Shares, that the Shares will be sold from time to time in brokerage transactions at then prevailing prices and in private transactions at negotiated prices, and that usual and customary brokerage fees will be paid by the Selling Shareholders in connection therewith.

     Our Common Stock is traded on the Nasdaq SmallCap Market under the symbol INOD. On June 28, 1999 the closing price for the Company's Common Stock as reported by Nasdaq was $12.00 per share.
                              ____________________

SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR INFORMATION THAT SHOULD BE CONSIDERED
                            BY PROSPECTIVE INVESTORS
                              ____________________

YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SECURITY HOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF TRACK DATA CORPORATION COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE SHARES.
                              ____________________

THE SEC AND STATE REGULATORY AUTHORITIES HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE PRICE TO PUBLIC, UNDERWRITING DISCOUNTS AND COMMISSIONS AND PROCEEDS TO SELLING SHAREHOLDERS ARE NOT DETERMINABLE AT THIS TIME.

                  THE  DATE  OF  THIS  PROSPECTUS  IS  JULY  2,  1999

                                   THE COMPANY


     INNODATA CORPORATION (the "Company") was incorporated in Delaware in June 1988, maintains its executive offices in Hackensack, New Jersey and employs a work force in other locations in the U.S. and approximately 3,000 persons in the Philippines, India and Sri Lanka. The Company is a leading provider of Internet and on-line publishing services, providing all the necessary steps for product development and data capture and conversion to enable its customers to publish vast amounts of information both on-line and via the Internet. Innodata's customers represent an array of major secondary electronic publishers of legal, scientific, educational, and medical information, as well as document-intensive companies repurposing their proprietary information into electronic resources that can be referenced via web-centric applications.

     The Company also provides imaging and scanning conversion services assisting companies in CAD and imaging applications. It supports the latest in state-of-the-art equipment from high-end document scanners to large format and film scanners. Capabilities include the scanning and indexing of all different types of business documents, technical manuals, engineering drawings, 35mm aperture cards and microfilm.

     The executive offices of the Company are located at Three University Plaza, Hackensack, New Jersey 07601. Its telephone number is 201-488-1200. Its operations in the Philippines are conducted at 2900 Faraday Street in Manila, and at Fuente Osmena, Cebu City, in Cebu. The Company's facilities in Manila are accessible by calling its New Jersey offices, 201-488-1200, Ext. 5551.

                                  RISK FACTORS

An investment in the offered shares involves a high degree of risk. Prospective investors should understand that they may lose their investment and should consider carefully the following risk factors in making their investment decision. This prospectus contains and incorporates by reference forward-looking statements which are intended to fall within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Examples include the discussion under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K for the year ended December 31, 1998. These statements are based on current expectations that involve a number of uncertainties including those set forth in the following risk factors. Actual results could differ materially from those results projected in these forward-looking statements.

We Rely on Operations Conducted Primarily in Foreign Countries.
---------------------------------------------------------------

     Most of our operations take place in the Philippines, India and Sri Lanka. The majority of our fixed assets are at these locations. We are subject to risks associated with foreign operations in general, including political or economic instability or disruptions, foreign regulatory approval requirements, embargoes, transportation delays and trade restrictions, all of which could materially adversely affect our operations and financial condition, or could have a significant adverse impact on our ability to perform and deliver services on a competitive and timely basis.

     While the political situation currently appears to be stable, our operations may be adversely affected by political instability in the foreign locations in which we operate. Political instability could also change the current satisfactory legal environment for us through the imposition of restrictions on foreign ownership, repatriation of funds, adverse labor laws, and the like.


We Are Subject to Risks of Power Failures and Natural Disasters in Foreign
--------------------------------------------------------------------------
Countries.
----------

     Frequent power outages occur in the Philippines and India which have lasted for as long as eight hours per day. Our facilities are equipped with standby generators to produce electric power during such power failures but the general impact of such power failures outside our offices may still be very disruptive to our overall operations. There can be no assurance that municipal power production capacity will not remain adequate, or deteriorate further, with the result that our operations could be adversely affected. The Philippines is subject to relatively frequent earthquakes, volcanic eruptions, floods and other natural disasters, which may disrupt our operations.


We Are Subject to Risks of Currency Fluctuation and Inflation.
--------------------------------------------------------------

     We fund our foreign operations through the transfer of dollars from the United States. We generally remit funds to our foreign operations only as needed and do not maintain any significant amount of funds or monetary assets in those countries. Inflation without corresponding devaluation of foreign currencies against the dollar, or any other increase in value of foreign currency relative to the dollar, may have a material adverse effect on our operations and financial condition.


We May Be Adversely Affected If We Or Our Vendors Are Not Year 2000 Compliant.
------------------------------------------------------------------------------

     We rely on certain hardware, software and operating systems (collectively, "Systems") for production, financial reporting and general administration. We have been evaluating these Systems to identify potential Year 2000 compliance problems and have been planning appropriate remedial efforts and testing, where required. In addition, we have been evaluating our external interfaces with customers and service suppliers to coordinate Year 2000 compliance. Achieving Year 2000 compliance is dependent upon many factors, some of which are not completely within our control. Should either one or more of our critical Systems components or one or more of our critical vendors, including those vendors providing services in foreign countries in which we operate, fail to achieve Year 2000 compliance, our business and results of operations could be adversely affected.


We Rely On Certain Customers For A Large Portion of Our Business.
-----------------------------------------------------------------

     During the first quarter of 1999 and 1998, one customer that is comprised of twelve affiliated companies, accounted for 11% and 21% of the Company's Internet and on-line data conversion and content management services revenues, respectively. One other customer accounted for 25% of such revenues in 1999. During 1998, 1997 and 1996, one customer that is comprised of twelve affiliated companies, accounted for 21%, 16% and 28% of our Internet and on-line publishing services revenues, respectively. One other customer accounted for 13%, 10% and 10% of such revenues in 1998, 1997 and 1996, respectively. No other customer accounted for 10% or more of such revenues.

     During the first quarter of 1999 four customers accounted for 27%, 17%, 15% and 10% of our document imaging service revenues, respectively. During the same period in 1998, five other customers accounted for 25%, 19%, 12%, 11% and 10% of such revenues. During 1998, 1997 and 1996 one customer accounted for 53%, 11% and 12% of our imaging and scanning conversion service revenues, respectively. The Company has no present arrangements with this customer for 1999. Another customer accounted for 10% and 12% of such revenues in 1997 and 1996. No other customer accounted for 10% or more of such revenues.

     If any of such customers were to discontinue employing the Company's services, there could be an adverse affect on the Company's business.


We Have Substantial Competition.
--------------------------------

     Internet and On-Line Data Conversion and Content Management Services

     Our ability to compete favorably is, in significant part, dependent upon our ability to control costs, react swiftly and appropriately to short and long-term trends, harness technology and competitively price our services. Firms compete based on quality, speed, accuracy, and "customer intimacy," as well as on the relative ability to accomplish massive and complex data conversions economically. Major competitors include: for document and information outsourcing, F.Y.I. Inc. and Lason Inc.; for data conversion services, Saztec Philippines, Inc., Access Innovations, Inc., APEX Data Services, Inc. and Jouve S.A.; for SGML/XML and related consulting services, Database Publishing Systems Ltd. and KPMG Consulting. We may also be considered in competition with customers' and potential customers' in-house personnel who may attempt to duplicate our services.

     Document Imaging Services

     Our scanning conversion services division competes with numerous companies that may have substantially greater financial, technical, and other resources than us. Firms compete based on price, geographic location, quality, and speed of turn-around, as well as on the size of project and the complexity and level of work that they can perform on an economic basis. Major national competitors include Lason Inc. and IKON Office Solutions Inc. We may also be considered in competition with customers' and potential customers' in-house personnel who may attempt to duplicate our services.


We Have Broad Discretion in Use of Proceeds.
--------------------------------------------

     Management has designated the proceeds from the exercise of options to be used for general corporate and working capital purposes. We have not made any specific allocations as to the use of any such proceeds. As a result of the foregoing, any return on investment to investors will be substantially dependent upon the discretion and judgment of our management with respect to the application of the net proceeds of the offering.

Sale of Shares Eligible for Future Sale Could Adversely Affect Our Stock Price.
-------------------------------------------------------------------------------

     394,730 shares of our presently outstanding Common Stock may be deemed "restricted securities," and may not be sold except in compliance with Rule 144 under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may publicly sell in brokerage transactions an amount equal to 1% of the Company's outstanding Common Stock every three months or, if greater, a percentage of the shares publicly traded during a designated period. All of such shares are currently eligible for sale under Rule 144.

Our Right To Issue Preferred Stock Could Make A Third-Party Acquisition Of Us
-----------------------------------------------------------------------------
Difficult.
----------

     Certain provisions of the Delaware General Corporation Law may delay, discourage or prevent a change in control. These provisions may discourage bids for our Common Stock at a premium over the market price and may adversely affect the market price and the voting and other rights of the holders of our common stock. In addition, our governing documents authorize the issuance of up to one million shares of preferred stock without stockholder approval, with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.
Depending on the designations, rights and preferences of a particular issuance of preferred stock, such issuance could adversely affect the market value of the Company's Common Stock.

We Have Certain Requirements For Continued Listing of Our Common Stock or
-------------------------------------------------------------------------
Nasdaq; Penny Stock Rules.
--------------------------

     While the Common Stock is presently listed on the Nasdaq SmallCap Market, there can be no assurance that we will continue to meet the maintenance criteria for continued listing of our securities on Nasdaq. These continued listing criteria include, among other things, $2,000,000 in net tangible assets, a public float of 500,000 shares with a market value equal to $1,000,000 held by at least 300 stockholders, two market makers and a minimum bid price of $1.00 per share of common stock. There can be no assurance that we will continue to satisfy these criteria. If we are became unable to meet the continued listing criteria of the Nasdaq SmallCap Market and became delisted therefrom, trading, if any, in our Common Stock would thereafter have to be conducted in the so-called "pink sheets" or, if then available, the Nasdaq "Electronic Bulletin Board". As a result, an investor would find it more difficult to dispose of, and to obtain accurate quotations as to the value of the Common Stock.

     In addition, if the Company fails to maintain a Nasdaq SmallCap Market listing for its securities, and no other exclusion from the definition of a "penny stock" under the Exchange Act is available, then any broker engaging in a transaction in our securities would be required to provide any customer with a risk disclosure document, disclosure of market quotations, if any, disclosure of the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market values of the Company's securities held in the customer's accounts. The bid and offer quotation and compensation information must be provided prior to effecting the transaction and must be contained on the customer's confirmation. If brokers become subject to the "penny stock" rules when engaging in transactions in the Company's securities, they would become less willing to engage in such transactions, thereby making it more difficult for purchasers in this offering to dispose of their shares.

Our Directors' Liability For Their Actions is Limited and We May Indemnify Them
-------------------------------------------------------------------------------
If They Are Sued.
-----------------

     Our governing documents limit the liability of our directors for breach of their fiduciary duty of care. The effect is to eliminate liability of directors for monetary damages arising out of negligent or grossly negligent conduct. Stockholder actions against a director of our Company for monetary damages can only be maintained upon a showing of a breach of the individual director's duty of loyalty to the Company, a failure to act in good faith, intentional misconduct, a knowing violation of the law, an improper personal benefit, or an illegal dividend or stock purchase, and not for such director's negligence or gross negligence in satisfying his duty of care. These documents also provide for indemnification as permitted by Delaware law. However, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

It Is Unlikely That We Will Pay Dividends.
------------------------------------------

     We have not paid any cash dividends since our inception and do not anticipate paying any cash dividends in the foreseeable future. There can be no assurance that our operations will result in sufficient earnings to enable us to pay dividends. It is anticipated that earnings, if any, will be used to finance our growth.


                                 USE OF PROCEEDS

     Management has designated the proceeds from options to be issued and, if exercised, to be used for general corporate and working capital purposes and they may be expended at the discretion of the Company's management. We have not made any specific allocations as to the use of any such proceeds.

     We may, when and if the opportunity arises, acquire other businesses which are in some manner related to our business. If such an opportunity arises, we may use a portion of these funds for that purpose. We have no specific arrangements with respect to any such acquisition at the present time and are not presently involved in any negotiations with respect to any such acquisition. There can be no assurance that any acquisition will be made.

     Prior to expenditure, the net proceeds will be invested in short-term, interest bearing securities or money market funds. We do not require that any specific minimum investment criteria be used in selecting such short-term investments, but will select such investments as it deems appropriate, taking into consideration such factors as liquidity, return on and safety of investments.


                              MATERIAL DEVELOPMENTS

     Since the Company's most recent filing of its Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, no material developments have occurred.

                              SELLING SHAREHOLDERS

     The securities covered by the Plan and Options not granted pursuant to any Plan are being offered on behalf of a number of employees, officers, directors and consultants of the Company. The list below sets forth the current officers and directors on whose behalf securities are being offered hereby. Unless otherwise indicated, the addresses for all of the Selling Shareholders is 95 Rockwell Place, Brooklyn, New York 11217.

                         SECURITIES                 SECURITIES
                         OWNED         SECURITIES   OWNED
                         BEFORE        TO BE        AFTER
NAME AND ADDRESS         OFFERING (1)  SOLD (1)     OFFERING (4)

Barry Hertz (2)               217,548          -0-       217,548

Todd Solomon                  179,982          -0-       179,982

Jack Abuhoff                    9,000          -0-         9,000

Martin Kaye                     3,333          -0-         3,333

Stephen Agress                  1,000          -0-         1,000

E. Bruce Fredrikson
Syracuse University
School of Management
Syracuse, NY 13244              3,333          -0-         3,333

Dr. Albert Drillick (3)         4,153          -0-         4,153

Morton Mackof (3)               4,153          -0-         4,153

Stan Stern (3)                  1,578          -0-         1,578



 (1) No options have been granted to date under the 1998 Stock Option Plan. Does not include presently exercisable options to purchase the Company's Common Stock pursuant to other Stock Option Plans, or other exercisable options held.

(2) Includes 214,748 shares owned by Track Data Corporation, of which Mr. Hertz is the majority stockholder and 2,800 shares held in a pension plan for the benefit of Mr. Hertz.

(3) Consists of shares held in the Track Data Phantom Unit Trust to be released upon termination of association with the Company or Track Data Corporation, or earlier with approval of the Track Data Board of Directors.

(4) The percentage of securities owned after offering, assuming no sales other than by the respective individuals, is 14.6% and 12.1% for Messrs. Hertz and Solomon, respectively.

                              PLAN OF DISTRIBUTION

     The shares are being offered for the respective accounts of the Selling Shareholders. The Company will not receive any proceeds from the sale of any Shares by the Selling Shareholders. The Company will receive proceeds from the exercise prices of any options which are exercised by the Selling Shareholders.

     The sale of Shares by the Selling Shareholders may be effected from time to time in brokerage transactions, in negotiated transactions, through the writing of options on the Shares, or through a combination of such methods of sale, at fixed prices, which may be charged at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

     The Selling Shareholders and any broker-dealers who act in connection with the sale of the shareholders hereunder may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act, and any commissions received by them and profit on any sale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

                                     EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB for the years ended December 31, 1998 and 1997 have been audited by Grant Thornton LLP, independent certified public accountants, and as to the year ended December 31, 1996 by Margolin, Winer & Evens LLP, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     Certain legal matters in connection with the validity of the securities offered by this Prospectus will be passed on for the Company by Oscar D. Folger, Esq., New York, New York. Mr. Folger's wife owns 29,813 shares of the Common Stock of the Company, and Mr. Folger's pension plan, of which he is a trustee and principal beneficiary, owns 11,347 shares of Common Stock.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are incorporated in this Prospectus and made a part hereof by reference:

1. The Company's report on Form 10-KSB for the year ended December 31, 1998, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

2. The Company's report on Form 10-QSB for the year ended March 31, 1999, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

3. The section entitled "Description of Common Stock" contained in Post-Effective Amendment No. 1 to the Company's Registration Statement No. 33-62012 on Form SB-2 filed with the Commission, under the Securities Act of 1933, and effective as of June 21, 1994.

     In addition, all reports, proxy statements and other documents of the Company hereafter filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the securities covered by this Prospectus or the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Prospectus and made a part hereof by reference from the date of filing each such document. Any statement contained in an earlier document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS

     Our Certificate of Incorporation includes a provision that eliminates or limits the personal financial liability of the Company's directors, except in situations where there has been a breach of the director's duty of loyalty to the Company or our stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, liability under
Section 174 of the Delaware General Corporation Law relative to unlawful payment of dividends, stock purchases or redemptions, or any transaction from which the director derived an improper personal benefit. In addition, under our Certificate of Incorporation and By-Laws as well as under separate agreements, we are required to indemnify our officers and directors to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov where certain information regarding issuers, including Innodata Corporation, may be found. This prospectus is part of a registration statement that we filed with the SEC, registration No. 333-________. The registration statement contains more information than this prospectus regarding the Company and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site.

                              INNODATA CORPORATION


                         300,000 SHARES OF COMMON STOCK

                              --------------------

                                   PROSPECTUS

                              --------------------



                                  July 2, 1999









     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM  3.  Incorporation  of  Documents  by  Reference.
          --------------------------------------------

     See  "Incorporation  of  Certain  Information  by  Reference."


ITEM  4.  Description  of  Securities.
          ----------------------------

     Not  Applicable.


ITEM  5.  Interests  of  Named  Experts  and  Counsel.
          --------------------------------------------

     See  "Legal  Matters."


ITEM  6.  Indemnification  of  Directors  and  Officers.
          ----------------------------------------------

     The Company has entered into agreements with each director in which the Company agrees to indemnify each director and officer to the maximum extent permitted by law.

     The Company's Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

     A director, or former director, shall not be liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the General Corporation Law of the State of Delaware, pertaining to the liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

     Section 145. Indemnification of officers, directors, employees and agents; insurance.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Securities Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM  7.  Exemption  from  Registration  Claimed.  Not  Applicable.
          ---------------------------------------


ITEM  8.  Exhibits.
          ---------

 (5)             Opinion of Oscar D. Folger as to legality
(24)    (a)      Consent of Oscar D. Folger (included in Exhibit 5)
(24)    (b)      Consent of Grant Thornton LLP
(24)    (c)      Consent of Margolin, Winer & Evens LLP
(28)             Form of 1998 Stock Option Plan (1)



 (1) Incorporated by reference to the Company's Proxy Statement for its Annual Meeting of Stockholders on November 5, 1998.


ITEM  9.  Undertakings.
          -------------

     The undersigned registrant hereby undertakes:

     A. To file, during any period in which offers or sales are being made, a post-effective amendment of this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any additional or changed material information on the plan of distribution.

          Provided, however, that paragraphs (A)(i) and (ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     D. The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registant pursuant to any charter provisions, by-laws, contract, arrangements, statute or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on the 29th day of June 1999.

INNODATA  CORPORATION

By           /s/
   -------------
Barry  Hertz
Chairman  of  the  Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.


Signature                Title                                 Date
-----------------------  ----------------------------------    -------------


     /s/                 Chairman of the Board                 June 29, 1999
-----------------------
Barry Hertz

     /s/                 Vice Chairman of the Board            June 29, 1999
-----------------------
Todd Solomon

     /s/                 President, Chief Executive            June 29, 1999
-----------------------  Officer and Director
Jack Abuhoff

     /s/                 Executive Vice President (Principal   June 29, 1999
-----------------------  Financial Officer) and Director
Martin Kaye

     /s/                 Director                              June 29, 1999
-----------------------
Dr. Albert Drillick

     /s/                 Director                              June 29, 1999
-----------------------
Dr. E. Bruce Fredrikson

     /s/                 Director                              June 29, 1999
-----------------------
Morton Mackof

     /s/                 Director                              June 29, 1999
-----------------------
Stanley Stern